As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CRINETICS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3744114
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6055 Lusk Boulevard

San Diego, California 92121

(Address of principal executive offices) (Zip code)

Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan

Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan

Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan

(Full title of the plans)

R. Scott Struthers

President and Chief Executive Officer

Crinetics Pharmaceuticals, Inc.

6055 Lusk Boulevard

San Diego, California 92121

(885) 450-6464

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

James Krenn, Esq. Morrison & Foerster LLP 12531 High Bluff Drive San Diego, CA 92130 (858) 720-5100	G. Scott Lesmes, Esq. Emily K. Beers, Esq. Morrison & Foerster LLP 2100 L Street NW, Suite 900 Washington, D.C. 20037 (202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 7,575,584 additional shares of common stock of Crinetics Pharmaceuticals, Inc. (the “Registrant”) issuable or which may become issuable pursuant to awards that may be granted under the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “2018 Plan”) and the Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”), in each case, pursuant to the evergreen provisions of such plans, and the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan (the “Inducement Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-226234, File No. 333-254883, File No. 333-264005, File No. 333-268328, File No. 333-270125, File No. 333-275366, and File No. 333-277484 previously filed with respect to the 2018 Plan, the 2018 ESPP and the Inducement Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Crinetics Pharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
(b)
The Registrant’s Current Reports on Form 8-K filed with the SEC on January 10, 2025 and February 24, 2025; and
(c)
The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-38583), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 12, 2018, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	7/20/2018	001-38583

3.2	Amended and Restated Bylaws	8-K	3.1	12/12/2023	001-38583

4.1	Specimen stock certificate evidencing the shares of common stock	S-1/A	4.1	7/9/2018	333-225824

5.1	Opinion of Morrison & Foerster LLP					X

10.1	Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan	S-1/A	10.3	7/9/2018	333-225824

10.2	Form of Stock Option Agreement under Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan	S-1/A	10.4	7/9/2018	333-225824

10.3	Form of Restricted Stock Unit Agreement under Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan	10-K	10.5	3/30/2022	001-38583

10.4	Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan and offering document thereunder	S-1/A	10.5	7/9/2018	333-225824

10.5	Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan and Form of Stock Option Agreement thereunder	8-K	10.1	12/23/2021	001-38583

10.6	Amendment to the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan	10-Q	10.3	11/14/2022	001-38583

10.7	Amendment No. 2 to the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan	10-K	10.19	2/28/2023	001-38583

10.8	Amendment No. 3 to the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan	10-Q	10.1	11/7/2023	001-38583

10.9	Amendment No. 4 to the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan	10-K	10.19	2/27/2025	001-38583

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)					X

23.2	Consent of BDO USA, P.C., independent registered public accounting firm					X

24.1	Power of Attorney (included in the signature page to this Registration Statement)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 27, 2025.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers, Ph.D.
Name:	R. Scott Struthers, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Scott Struthers, Ph.D. and Marc J.S. Wilson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ R. Scott Struthers, Ph.D.	President, Chief Executive Officer and Director	February 27, 2025
R. Scott Struthers, Ph.D.	(principal executive officer)

/s/ Marc J.S. Wilson	Chief Financial Officer	February 27, 2025
Marc J.S. Wilson	(principal financial and accounting officer)

/s/ Wendell Wierenga, Ph.D.	Chairman of the Board of Directors	February 27, 2025
Wendell Wierenga, Ph.D.

/s/ Camille Bedrosian, M.D.	Director	February 27, 2025
Camille Bedrosian, M.D.

/s/ Caren Deardorf	Director	February 27, 2025
Caren Deardorf

/s/ Matthew K. Fust	Director	February 27, 2025
Matthew K. Fust

/s/ Weston Nichols, Ph.D.	Director	February 27, 2025
Weston Nichols, Ph.D.

/s/ Stephanie Okey	Director	February 27, 2025
Stephanie Okey

/s/ Rogério Vivaldi Coelho, M.D.	Director	February 27, 2025
Rogério Vivaldi Coelho, M.D.